Schoonover Boyer + Associates
Certified Public Accountants / Financial Advisors

March 6, 2006

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: FIIC Holding, Inc.
EIN: 20-4397836

We have read the statements made by FIIC Holding, Inc. (the "Registrant"), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, and are in agreement with the statements concerning our Firm in such Form 8-K.

Very truly yours,

Schoonover Boyer + Associates

Schoonover Boyer + Associates

383 North Front Street / Columbus, Ohio 43215 / Telephone 614-888-8000 / Facsimile 614-888-8634 / www.SchoonoverBoyer.com